UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2024

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

2105 West Cardinal Drive Beaumont, Texas		77705
(Address of principal executive offices)		(Zip Code)

(866) 861-0788

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The NASDAQ Stock Market LLC
Warrants to purchase common stock	MSAIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 8.01	Other Events

As previously disclosed, on December 19, 2023, the MultiSensor AI Holdings, Inc. (the “Company”) issued certain convertible notes with an aggregate principal balance of $6.805 million (the “Notes”), of which $6.555 million of such Notes have previously elected to be converted into shares of the Company’s common stock (“Common Stock”). On May 10, 2024, the Company entered into an agreement with a certain Note holder with an aggregate principal balance of $250,000 (the “Amended Note”) in order to amend the conversion price of the principal amount of the Amended Note to $5.00 per share of Common Stock, and to amend the conversion price of the interest amount of the Amended Note to $10.00 per share of Common Stock (the “Note Amendment”). In connection with the Note Amendment, the holder of the Amended Note elected to convert the Amended Note into shares of Common Stock effective as of May 10, 2024. On May 10, 2024, the Company issued 50,882 shares of Common Stock pursuant to conversion of the Amended Note.

Such description is qualified in its entirety by the full text of the Form of Note Amendment, which is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Note Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MultiSensor AI Holdings, Inc.

Date: May 10, 2024	By:	/s/ Peter Baird
	Name:	Peter Baird
	Title:	Chief Financial Officer